Exhibit 24.1

Certified Resolution

Abigail Jarrell, Assistant Secretary of Corteva, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, do hereby certify that the following resolutions was duly adopted by the Board of Directors of the Corporation and that such resolutions have not been amended, modified or rescinded and is in full force and effect on the date hereof:

WHEREAS, the Board has determined that it is in the best interest of the Corporation and its shareholders to prepare, execute and file with the SEC, under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-3 (the “Universal Shelf”) registering an unspecified aggregate amount of the Common Stock, an unspecified aggregate amount of preferred stock of the Corporation, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”), an unspecified aggregate principal amount of depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), an unspecified aggregate amount of debt securities of the Corporation (the “Debt Securities”), an unspecified aggregate amount of warrants to purchase Capital Stock or Debt Securities (the “Warrants”), an unspecified amount of subscription rights to purchase Capital Stock or Debt Securities (the “Subscription Rights”), an unspecified amount of contracts to purchase Capital Stock or Debt Securities (the “Purchase Contracts”) and an unspecified amount of purchase units, each representing ownership of a Purchase Contract and Debt Securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase Common Stock or other securities under the Purchase Contracts (together with the Capital Stock, the Depositary Shares, the Debt Securities, the Warrants, the Subscription Rights and the Purchase Contracts, the “Universal Shelf Securities”) in order to facilitate offerings of securities; and

NOW, THEREFORE, BE IT RESOLVED, that the Authorized Persons [any officer of the corporation] be, and each of them individually hereby is, authorized, in the name and on behalf of the Corporation, to prepare and file, or cause to be prepared and filed, with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder, the Universal Shelf and any and all amendments to the Universal Shelf, including one or more prospectuses with respect to the Universal Shelf Securities and any and all amendments thereto, which may be necessary, desirable or required by the SEC (including post-effective amendments), such Universal Shelf, prospectuses and any such amendments to be in the form as the Authorized Persons or any of the Authorized Persons individually, shall approve, such approval to be conclusively evidenced by the filing thereof by such officers, and to take any and all actions that such officers shall deem necessary or advisable; and, be it further

RESOLVED, that each of the officers and directors who may be required to execute the Universal Shelf, and each of them individually hereby is, authorized to execute and deliver a power of attorney appointing one or more of the Authorized Persons, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Universal Shelf, as the case may be, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

RESOLVED, that the Authorized Persons, each of whom may act without the joinder of the other, be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take, or cause to be taken, all such further actions, including without limitation, signing, executing, acknowledging, certifying, attesting, delivering, accepting, recording and filing (the execution and delivery thereof to be conclusive evidence of such approval) all such further documents, certificates and instruments and paying all fees, taxes and other expenses or payments, in each case as such Authorized Person, in such Authorized Person’s sole discretion, may determine to be necessary, appropriate or desirable under applicable law or otherwise, in the name of the Corporation or on behalf of the Corporation, in order to fulfill the intent and accomplish the purposes of the foregoing resolutions, such determination to be conclusively evidenced by the taking of any such further action, the execution and delivery of any such document and/or the payment of any such fees, taxes, expenses or other payments; and, be it further

RESOLVED, that any person dealing with any Authorized Person in connection with any of the foregoing matters shall be conclusively entitled to rely upon the authority of such Authorized Person and by his or her execution of any paper, document, agreement or instrument, the same shall be a valid and binding obligation of the Corporation enforceable in accordance with its terms; and, be it further

RESOLVED, that all acts and deeds of any Authorized Person taken on behalf of the Corporation prior to the date hereof to carry out the intent and accomplish the purposes of the foregoing resolutions and that would have been authorized by these resolutions but for the fact that such actions were taken prior to the date hereof, be, and hereby are, approved, authorized, confirmed, ratified, accepted and adopted in all respects as the acts and deeds of the Corporation; and, be it further

RESOLVED, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirements of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of the Authorized Persons to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

/s/ Abigail Jarrell
Assistant Secretary